Exhibit 23.4
CONSENT OF EXPERT

I hereby consent to the use of and reference to my name, Bernard Peters, BEng (Mining), FAusIMM, and the information that I reviewed and approved, as described or incorporated by reference in (i) SSR Mining Inc.’s Annual Report on Form 10-K for the year ended December 31, 2021, and (ii) SSR Mining Inc.’s Registration Statements on Form S-8 (File No. 333-219848, 333-185498, 333-196116, 333-198092, 333-248813 and 333-259280), filed with the United States Securities and Exchange Commission.

Dated this 23rd day of February, 2022.

Yours very sincerely,

/s/ “B F Peters”
Bernard Peters, BEng (Mining), FAusIMM
Technical Director – Mining
OreWin Pty Ltd.